UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2017

PTC THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (908) 222-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 15, 2017, PTC Therapeutics, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Marathon Pharmaceuticals, LLC (“Marathon”) pursuant to which the Company agreed to acquire all rights to Emflaza™ (deflazacort) (the “Transaction”). Emflaza is the first treatment approved in the

United States for all Duchenne muscular dystrophy patients five years and older, regardless of their genetic mutation. Under the terms of the Asset Purchase Agreement, the Company has agreed to pay Marathon total upfront consideration of $140 million upon the closing of the Transaction, comprised of approximately $75 million in cash and approximately $65 million of the Company’s common stock. The number of shares of the Company’s common stock issuable at closing will be based on the volume weighted average price per share of the Company’s common stock on the Nasdaq Stock Market for the 15 trading day period ending on the third trading day immediately preceding the closing of the Transaction and will be subject to reduction such that the number of shares issuable will not exceed 19.9% of the issued and outstanding shares of the Company’s common stock immediately prior to the closing date, which is expected to be a maximum of approximately 6.9 million shares, with any shortfall to be made whole with additional cash consideration. The Company will also assume certain liabilities with respect to the assets to be acquired. In addition, Marathon will be entitled to receive contingent payments from the Company based on annual net sales of Emflaza beginning in 2018, up to a specified aggregate maximum amount for such payments, and a single $50 million sales-based milestone, in each case subject to the terms and conditions of the Asset Purchase Agreement. The Company expects that the contingent payments will, on a blended average basis, range in percentages of net sales between the low to mid-twenties.
The Asset Purchase Agreement includes customary pre-closing covenants, including with respect to Marathon’s conduct of business, capital expenditures and studies and trials relating to the assets to be acquired as well as provisions with respect to the parties’ rights and responsibilities in the event Marathon elects to commercialize the assets to be acquired prior to closing of the Transaction.
Additionally, prior to the closing of the Transaction, Marathon is prohibited from initiating, soliciting, encouraging or otherwise facilitating any inquiry, proposal, offer or discussion or engaging in discussions or negotiating with any party other than the Company with respect to a sale or similar transaction of the assets to be acquired, subject to the terms and conditions of the Asset Purchase Agreement. The Asset Purchase Agreement also prohibits Marathon from engaging in the business of developing, selling, manufacturing, distributing or marketing any product that is a steroid or anti-inflammatory for the treatment of Duchenne Muscular Dystrophy and from soliciting or hiring specified persons and employees of the Company, subject to certain exceptions as set forth in the Asset Purchase Agreement, for a period of five years following the closing of the Transaction. Under the Asset Purchase Agreement, Marathon has also agreed to a standstill with respect to the Company’s securities, not to dispose of any Company common stock and to vote any of its Company common stock in accordance with the Company’s governing body for a period of six months following closing of the Transaction, subject to certain exceptions as set forth in the Asset Purchase Agreement.
The Asset Purchase Agreement includes customary closing conditions, including regulatory approval, and termination provisions as well as indemnification provisions pursuant to which the parties agree to indemnify each other, subject to certain thresholds and caps on liability as set forth in the Asset Purchase Agreement. The Asset Purchase Agreement may be terminated by either party if the Transaction has not closed by July 15, 2017, subject to the terms and conditions of the Asset Purchase Agreement.
The Asset Purchase Agreement also contains customary representations and warranties that the Company and Marathon made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Asset Purchase Agreement and may be subject to important qualifications and limitations agreed to by the Company and Marathon in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for the purpose of allocating risk between the Company and Marathon rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations and warranties as statements of factual information at the time they were made or otherwise.
The above description of the Asset Purchase Agreement is a summary only and is qualified in its entirety by reference to the terms of the Asset Purchase Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.
The description of the common stock consideration under the terms of the Asset Purchase Agreement set forth in Item 1.01 is incorporated herein by reference. In connection with the closing of the Transaction, the Company will issue to Marathon the common stock consideration pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, based in part on Marathon’s representations to the Company that it is an “accredited investor” as that term is defined under Rule 501(a) under the Securities Act.
Item 7.01.    Regulation FD Disclosure.
On March 16, 2017, the Company issued a press release in which it announced that it entered into the Asset Purchase Agreement. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated by reference into this Item 7.01.
The information set forth in or incorporated by reference into this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index attached hereto.

Cautionary Statement Concerning Forward Looking Statements
This Report contains forward-looking statements addressing the Transaction and the other transactions contemplated in the Asset Purchase Agreement and any other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. All statements, other than those of historical fact, contained in this Report are forward-looking statements, including statements related to the Company’s expectations with respect to the closing of the Transaction; the potential financial impact and benefits to the Company of the Transaction, including with respect to a potential launch of Emflaza and the Company’s expectations with respect to contingent payments to Marathon based on annual net sales; the potential advantages of Emflaza; the future expectations, plans and prospects for the Company; the Company's strategy, future operations, future financial position, future revenues or projected costs; and the objectives of management. Other forward-looking statements may be identified by the words "look forward", "plan," "anticipate," "believe," "estimate," "expect," "intend," "may," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions. The Company's actual results, performance or achievements could differ materially from those expressed or implied by forward-looking statements it makes as a result of a variety of risks and uncertainties, including those related to: satisfaction of the conditions to closing the Transaction (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all; the Company’s ability to realize the anticipated benefits of the Transaction, including the possibility that the expected benefits from the Transaction will not be realized or will not be realized within the expected time period; negative effects of the announcement of the Asset Purchase Agreement on the market price of the Company’s common stock; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Transaction; other business effects, including the effects of industry, market, economic, political or regulatory conditions; changes in tax and other laws, regulations, rates and policies; the eligible patient base and commercial potential of TranslarnaTM (ataluren) and Emflaza; the sufficiency of the

Company's cash resources and its ability to obtain adequate financing in the future for its foreseeable and unforeseeable operating expenses and capital expenditures; and the factors discussed in the "Risk Factors" section of the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K as well as any updates to these risk factors filed from time to time in the Company's other filings with the SEC. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that any product will receive or maintain regulatory approval in any territory, or prove to be commercially successful, including Translarna or Emflaza. The forward-looking statements contained herein represent the Company's views only as of the date of this Report and the Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or projections, or other circumstances occurring after the date of this Report except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC THERAPEUTICS, INC.

Date: March 16, 2017	By:	/s/ Shane Kovacs
Shane Kovacs
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

2.1*	Asset Purchase Agreement, dated March 15, 2017, between PTC Therapeutics, Inc. and
Marathon Pharmaceuticals, LLC
99.1        Press Release, dated March 16, 2017, issued by PTC Therapeutics, Inc.

* Confidential treatment has been requested for certain portions that are omitted from this exhibit. The omitted information has been filed separately with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the registrant’s application for confidential treatment. In addition, schedules have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request; provided, however, that the registrant may request confidential treatment for any document so furnished.